EXHIBIT 99.1

NYSE Amex Accepts Inuvo’s Plan of Compliance

CLEARWATER, Fla.—July 7, 2011 -- Inuvo®, Inc. (NYSE Amex: INUV), an online technology and services company, announced today that it received notice from the NYSE Amex that the Exchange has accepted the Company’s plan to regain compliance with the continued listing standards of the Exchange by December 8, 2012 and will continue to list Inuvo’s common stock on the NYSE Amex during the extension period.

Wally Ruiz, Inuvo’s Chief Financial Officer, commented on the approval, “We are pleased with the decision of the NYSE Amex.  We submitted a realistic plan to retain compliance and recently executed on the first part of the plan by completing an equity raise.  We expect to implement the balance of the plan during the compliance period.”

On May 9, 2011, Inuvo received noticed from the NYSE Amex Staff indicating that Inuvo was not in compliance with Section 1003(a)(ii) of the NYSE Amex Company Guide, specifically with stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.  Inuvo was afforded the opportunity to submit a plan of compliance to the Exchange and on June 8, 2011, Inuvo presented its plan to the Exchange.

On July 5, 2011, the Exchange notified Inuvo that it accepted the Company’s plan of compliance and granted the Company an extension until December 8, 2012 to regain compliance with the continued listing standards. Inuvo will be subject to periodic review by Exchange Staff during the extension period. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the extension period could result in the Company being delisted from the NYSE Amex LLC.

About Inuvo, Inc.

Inuvo®, Inc. (NYSE Amex: INUV), is an online technology and services company specialized in driving clicks, leads and sales through targeting that utilizes unique data and sophisticated analytics. To find out more about how you can work with Inuvo, please visit http://www.inuvo.com.  Comparable companies include: ValueClick, Inc. (VCLK), Marchex, Inc. (MCHX), InterCLICK, Inc. (ICLK), LookSmart, Ltd. (LOOK), and Local.com Corp. (LOCM).

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by Inuvo are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the Company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; lack of capital to expand its marketing program and maintain its exchange listing, changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Inuvo undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Inuvo's filings with the Securities and Exchange Commission.

Contact

Inuvo, Inc.
Wally Ruiz, Chief Financial Officer
727-324-0176
wallace.ruiz@inuvo.com